                                                    Law Offices
                                            Greer, Herz & Adams, L.L.P.

                                    a registered limited liability partnership
                                        including professional corporations

                                                  One Moody Plaza
                                              Galveston, Texas 77550

                                             Galveston (409) 765-5525
                                              Houston (713) 480-5278
                                             Telecopier (409) 766-6424

                                                  April 30, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Judicial Plaza
Washington, D.C.  20549

         RE:      American  National  Variable  Annuity  Separate  Account  ("Separate   Account")   Post-Effective
                  Amendment No. 9 to Form N-4; File No. 333-30318; Opinion and Consent of Counsel

Gentlemen:

         We are counsel to American National  Insurance Company  ("ANICO"),  the depositor of the Separate Account.
As such, we participated  in the formation of the Separate  Account and the  registration of such Separate  Account
with  the  Securities  and  Exchange  Commission.   Accordingly,  we  are  familiar  with  the  corporate  records, certificates,  and  consents of officers of ANICO as we have deemed  necessary  or  appropriate  for the purpose of this opinion.

         Based upon the foregoing,  and our  consideration of such other matters of fact and questions of law as we have deemed necessary and proper in the circumstances, we are of the opinion that:

         1.       ANICO is a duly  organized  and  existing  corporation  under  the laws of the State of Texas and that its principal business is to be an insurer.

         2.       The Separate  Account is a duly organized and existing  separate  account of ANICO under the laws of the State of Texas and is registered as a unit investment trust under the Investment Company Act of 1940.

         3.       The Variable Annuity  Contracts  registered by this  Registration  Statement under the Securities
Act of 1933 and the Investment  Company Act of 1940 (File No.  333-30318) will, upon issuance  thereof,  be validly authorized and issued.

         We hereby consent to the use of our opinion of counsel in the  Post-Effective  Amendment No. 9 to Form N-4
Registration  Statement (File No.  333-30318)  filed on behalf of the Separate  Account.  We further consent to the statements  made  regarding  us and to the use of our name under the caption  "Legal  Matters" in the  statement of additional information constituting a part of such Post-Effective Amendment No. 9 to such Registration Statement.

                                                              Yours very truly,

                                                              GREER, HERZ & ADAMS, L.L.P.

                                                              Gregory S. Garrison